EXECUTION COPY

SHARE TRANSFER AGREEMENT

BETWEEN

NINGHUA XU

AND

WENXIANG DING (丁文祥)

Date: November 30, 2010

THIS SHARE TRANSFER AGREEMENT (this "Agreement") is made on November 30, 2010 by and among NINGHUA XU (the "Transferor") and WENXIANG DING (the "Transferee" ).

The Transferor and the Transferees are collectively referred to as the "Parties" and each of them as a "Party".

WHEREAS, the Transferor holds one thousand (1,000) ordinary shares in Fortune Place Holdings Limited (福置控股有限公司) (the “Company”) and is the sole registered shareholder of the Company. The Company is one of the registered stockholders of China Energy Corporation, a Nevada corporation, the common stock of which is quoted on the date hereof on the OTC Bulletin Board (the “Public Company”; and

WHEREAS, the Transferee has contributed to the wealth of the Transferor through the growth of the Company, the Public Company, China Tehong Energy Corporation, China Tehong Energy Corporation HK Limited (中国特弘能源香港有限公司) and their PRC subsidiaries and affiliates (collectively with the Company, the “Group”).  In consideration of the Transferee’s contributions and as an incentive to the Transferee to continue his  commitment to the Group, the Transferor has agreed to grant to the Transferee, and the Transferee has agreed to accept from the Transferor, an option (the “Option”) to purchase a certain number of ordinary shares of the Company currently held by the Transferor (the "Option Shares") as set forth in Schedule A hereto, on the terms and subject to the conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1.	Defined Terms : In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

"Business Day" means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in the PRC and New York, New York;

"China" or "PRC" means the People's Republic of China, and for purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the island of Taiwan;

"Completion Date" means the date falling seven (7) Business Days after the service of the Exercise Notice by the Transferee on the Transferor;

"Completion" means the completion of the sale to and purchase by the Transferees of the Option Shares under this Agreement;

"Distributions" means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation the Dividends.

"Dividends" means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Transferor);

"Effective Date" means the date of this Agreement;

"Exercise" means the exercise by a Transferee or his  Nominee(s) of the Option pursuant to the terms of this Agreement;

"Exercise Notice" means the notice substantially in the form set out in Part I of Schedule B;

"Exercise Price" means the exercise price to be paid by the Transferee to the Transferor in respect of the Option Shares issued to the Transferee as set forth opposite his/her name in Schedule A;

"Nominee" means such person nominated by the Transferee in the Transfer Notice to be the transferee of the Option or Option Shares;

"Option Effective Dates" have the meaning ascribed to them in Clause 2.3;

"Performance Targets" have the meaning ascribed to them in Clause 3;

"RMB" means the lawful currency of China;

"Transfer Notice" means the notice substantially in the form set out in Part II of Schedule B;

"US$" or "United States Dollar" means the lawful currency of the United States of America.

1.2.	Interpretation: Except to the extent that the context requires otherwise:

1.2.1	words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;

1.2.2
any reference to a statutory provision shall include such provision and any regulations enacted relating from time to time modified or amended whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or amended) which such provisions or regulations have directly or indirectly been replaced;

1.2.3	the words "written" and "in writing" include any means of visible reproduction;

1.2.4	any reference to "Clauses", "Recitals" and "Schedules" are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and

1.2.5	any reference to a time of day is a reference to China time unless provided otherwise.

1.3.	Headings: The headings in this Agreement are included for convenience and reference only and shall be ignored in connection with the interpretation of this Agreement.

2.	OPTION

2.1.
Option: In consideration of the contributions which the Transferee has made to the Group and his continuing commitment to the Group, the Transferor hereby irrevocably and unconditionally grants to the Transferee the Option for the Transferee to acquire from the Transferor, at the Exercise Price, at any time during the Exercise Period (defined below) any or all of the Option Shares set forth opposite his name in Schedule A hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.

2.2.	Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:

The Option Shares subject to the Option shall vest at the rate of one-third (1/3) per Performance Period (as defined in Exhibit A).

2.3.
Exercise Period: The Option shall be exercisable in accordance with and on the dates set forth on Exhibit A (the “Option Effective Dates”). Subject to the vesting schedule set forth in Section 2.2 of this Agreement, the Option may be exercised by the Transferee (or his  Nominee on behalf of the Transferee) at any time following the Option Effective Date (the “Exercise Period”).

2.4.
Nominees: The Transferee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a “Nominee”) to be the transferee(s) of whole or part of his Option, who shall hold and/or exercise the transferred Option on behalf of the Transferee.

2.5.	Exercise Notice: The Option may be exercised by the Transferee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Transferor.

2.6.
Exercise: The Transferor agrees that she shall, upon receipt of the Exercise Notice and payment of the Exercise Price, depending on whether the Performance Targets have been met, issue to the Transferee (or his Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto.  Except as agreed by the parties hereto, the Option shall be exercisable in compliance with PRC laws and regulations and the Transferee (or his Nominee(s), as the case may be) shall complete any and all approval or registration procedures regarding the exercise of his  Option with PRC competent authorities in accordance with applicable PRC laws and regulations.

2.7.
Transfer Notice: If at any time the Transferee transfers any or all of his Option to one or more Nominee(s) in accordance with Clause 2.4 above, the Transferee shall serve a Transfer Notice on the Transferor.

2.8.
Transfer to Nominees: The Transferor agrees that she shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of the Options specified in the Transfer Notice.

Upon exercise by any Nominee(s) of the transferred Option on behalf of the Transferee, the Transferee shall serve the Exercise Notice on the Transferor in his name for the exercising Nominee(s).  Upon receipt of such Exercise Option, the Transferor shall issue to such Nominee(s) any and all of the relevant Option Shares in the same manner as specified in Clause 2.6.

2.9.	Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the Transferee (or his Nominee(s), as the case may be) shall pay the Exercise Price to the Transferor.

2.10.
The Transferor’s Obligation upon Exercise: The Transferor agrees that upon the Exercise of any Option by the Transferee (or his Nominee(s)), the Transferor shall cause and procure the number of Option Shares provided in the Exercise Notice to be transferred to the Transferee (or his  Nominee(s)) within seven (7) Business Days after the date of the Exercise Notice.

3.	PERFORMANCE TARGET AND CONDITION PRECEDENT

3.1.
The obligation of the Transferor to effect the Option and the transfer of the Option Shares at the Exercise Price to an exercising Transferee upon his Exercise of the Option shall be subject to the fulfilment of the conditions set forth in Exhibit A hereto (the “Performance Targets”).

4.	INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS

4.1.
Information: The Transferee shall be entitled to request from the Transferor at any time before the Completion, a copy of any information received from the Group which may be in the possession of the Transferor and, upon such request, the Transferor shall provide such information to Transferee.

4.2.
Distributions: The Transferor agrees that the Transferee shall be entitled to all the Distributions in respect of the Option Shares held by her.  In the event that any such Distributions have been received by the Transferor for any reason, the Transferor shall, at the request of the Transferee, pay an amount equivalent to the Distributions received by her to the Transferee at the time of the Option Exercise by the Transferee.

4.3.
Adjustments: If, prior to the Completion, the Company shall effect any adjustment in its share capital (such as share split, share dividend, share combination or other similar acts), then the number of Option Shares to be issued to the Transferee upon Exercise shall be adjusted accordingly to take into account such adjustment.

5.	COMPLETION

5.1.	Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place on the Completion Date at such time and place decided by the Transferee.

5.2.	Business at Completion: At Completion of each Exercise, all (but not part only) of the following shall be transacted:

5.2.1	the Transferee shall pay the Exercise Price to the Transferor in cash;

5.2.2
the Transferor shall cause the Company, within seven (7) Business Days after the date of Exercise Notice, to deliver to the  Transferee (or his Nominee(s), same below) the following documents and take all corporate actions necessary to give effect to such delivery:

(a)	a share certificate or share certificates in respect of the number of the Option Shares exercised by the Transferee; and

(b)	any other documents as the exercising Transferee may reasonably believe necessary to give effect to the issuance of the exercised Option Shares.

6.	CONFIDENTIALITY

The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except: (i) to the Parties’ respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of public knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

7.	TRANSFEROR’S UNDERTAKINGS

Without the prior written consent of the Transferee, the Transferor shall vote her shares in the Company such that the Company and any other member of the Group shall not (i) issue or create any new shares, equity, registered capital, ownership interests, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interests, or equity-linked securities of any member of the Group, or other similar equivalent arrangements, (ii) alter the capital structure of any member of the Group, (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of any member of the Group (with respect to , (v) liquidate or wind up any member of the Group, or (vi) act or omit to act in such a way that would be detrimental to the interest of the Transferee in the Option Shares.  The Transferor shall cause the Company to disclose to the Transferee true copies of all the financial, legal and commercial documents of any member of the Group and the corporate minutes and written resolutions of the stockholders and the board of directors of any member of the Group.

8.	MISCELLANEOUS

8.1.
Indulgence, Waiver Etc: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

8.2.
Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date.  All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

8.3.
Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties' successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

8.4.
Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

8.5.
Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.6.
Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

8.7.	Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong Special Administrative Region.

8.8.
Dispute Resolution: In the event of any dispute, claim or difference (the "Dispute") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

(a)
Negotiation between Parties; Mediations.  The Parties agree to negotiate in good faith to resolve any Dispute.  If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

(b)
Arbitration.  In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b).  The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules.  The language of the arbitration shall be English.

8.9.
Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  Any Party hereto may enter into this Agreement by signing any such counterpart.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

The Transferor

By:	/s/ NINGHUA XU
NINGHUA XU

The Transferee

By:	/s/ Wenxiang Ding
Wenxiang Ding (丁文祥)

[SIGNATURE PAGE TO SHARE TRANSFER AGREEMENT]

EXHIBIT A

PERFORMANCE TARGETS

A.           The Group shall have generated a gross revenue of

(i) at least $10,000,000 for six months commencing from December 1, 2010 to May 31, 2011 (the “Performance Period I”);

(ii) at least $10,000,000 for six months commencing from June 1, 2011 to November 30, 2011] (the “Performance Period II”);

(iii) at least $10,000,000 for six months commencing from December 31, 2011 to May 31, 2012 (the “Performance Period III”).

B.           The Option Effective Date for each Performance Period shall be that date that is forty five (45) days following the last day of each such Performance Period.

SCHEDULE A

Transferees and Option Shares

Transferee	ID Card Number	Number of Option Shares	Exercise Price
Wenxiang Ding (丁文祥)	[Redacted]	1,000	US$	1.00

SCHEDULE B

Part I

Form of Exercise Notice

To           :           NINGHUA XU (the “Transferor”)

From       :           [  ] (the “Transferee”)

We refer to the Share Transfer Agreement (the "Share Transfer Agreement") dated [  ] made between you and the Transferee.  Terms defined in the Share Transfer Agreement shall have the same meanings as used herein.

We hereby give you notice that we require you to sell to us / [Nominees' names] in accordance with the terms and conditions of the Share Transfer Agreement, the following Option Shares at the Exercise Price set out below, subject to the terms and conditions set out in the Share Transfer Agreement. Completion shall take place at [    ] on [                ] at the office of [    ].

Transferee	Option Shares	Exercise Price

Dated [   ]

Yours faithfully

Name:
Title:
For and on behalf of
[Transferee]

Part II

Form of Transfer Notice

To           :           NINGHUA XU  (the “Transferor”)

From       :           [  ] (the “Transferee”)

We refer to the Share Transfer Agreement (the "Share Transfer Agreement") dated [  ] made between you and the Transferee.  Terms defined in the Share Transfer Agreement shall have the same meanings as used herein.

We hereby give you notice that we will transfer to [Nominee' name] the following portion of the Option, expressed in terms of the number of Option Shares represented by the portion of the Option transferred in accordance with the terms and conditions of the Share Transfer Agreement,.

Transferee	Nominee	Option Shares Represented

Dated [ ]

Yours faithfully

Name:
Title:
For and on behalf of
[Transferee]